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                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                        OF AMERICAN BANKNOTE CORPORATION

                  This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2003, and accompanies the annual report on Form 10-K (the "Form 10-K") for the year ended December 31, 2003 of American Banknote Corporation (the "Company").

                  I, Patrick J. Gentile, the Chief Financial Officer of the Company certify that, to the best of my knowledge:

         (i) the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

         (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2004.

                                                     /s/ Patrick J. Gentile
                                                     ---------------------------
                                                     Name: Patrick J. Gentile